EXHIBIT (h)(6)

                                   Appendix A


As of November 1, 1999, this Appendix A forms a part of the Administration Agreement, dated as of June 1, 1999 (the "Agreement"), between Investors Bank & Trust Company and The DLB Fund Group. As of November 1, 1999, this Appendix A supercedes any previous versions of said Appendix.


Portfolios
----------

The DLB Fixed Income Fund
The DLB Global Small Capitalization Fund
The DLB Enterprise III Fund
The DLB Value Fund
The DLB Disciplined Growth Fund
The DLB Growth Fund
The DLB Micro Capitalization Fund
The DLB Stewart Ivory International Fund
The DLB Stewart Ivory Emerging Markets Fund








                                                THE DLB FUND GROUP


                                                By:___________________________
                                                Name:
                                                Title:


                                                INVESTORS BANK & TRUST COMPANY


                                                By:___________________________
                                                Name:
                                                Title: